Exhibit 4

POWER OF ATTORNEY

Know all men by these presents that the undersigned does hereby make, constitute and appoint Lourdes A. Leon Guerrero and William D. Leon Guerrero, or either one of them or any other person acting at the direction of either one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned’s individual capacity and as an officer, member or partner of any entity for which the undersigned is otherwise authorized to sign), to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to: (i) Sections 13(d) of the Securities Exchange Act of 1934, as amended (the “Act”), including without limitation, Schedule 13D, Schedule 13G and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.

/s/ Ralph G. Sablan
Ralph G. Sablan

RALPH G. SABLAN MD, P.C.

By:	/s/ Ralph G. Sablan
Ralph G. Sablan, MD

RALPH G. SABLAN & MARYANNE G. SABLAN, JOINT TENANTS

/s/ Ralph G. Sablan
Ralph G. Sablan

/s/ Maryanne G. Sablan
Maryanne G. Sablan